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                                                                     Exhibit 1.1

                                                                  DRAFT: 5/28/96

           [7% to 8 1/2%] Convertible Subordinated Debentures Due 2003

                            COMPLETE MANAGEMENT, INC.

                             UNDERWRITING AGREEMENT

                               New York, New York
                                 May _____, 1996

National Securities Corporation,
As Representative of the Several Underwriters
c/o National Securities Corporation
1001 Fourth Avenue, Suite 2200
Seattle, Washington  98154

Ladies and Gentlemen:

                  Complete Management, Inc., a New York corporation (the "Company"), hereby agrees with National Securities Corporation ("National"), and each of the underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 11), for whom is acting as representative (in such capacity, National shall hereinafter be referred to as "you" or the "Representative") with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of $30,000,000 aggregate principal amount of the Company's [7 - 8 1/2%] Convertible Subordinated Debentures Due 2003 (the "Debentures") to be issued pursuant to the provisions of an Indenture dated as of the date hereof (the "Indenture") between the Company and Chemical Bank, N.A., as Trustee (the "Trustee"). Such $30,000,000 aggregate principal amount of Debentures are hereinafter referred to as the "Firm Securities." Upon your request, as provided in Section 2(b) of this Agreement, the Company shall also issue and sell to the Underwriters, acting severally and not jointly, up to an additional $4,500,000 principal amount of Debentures for the purpose of covering over-allotments, if any. Such $4,500,000 principal amount of Debentures are hereinafter referred to as the "Option Securities." The Firm Securities and the Option Securities are hereinafter referred to collectively as the "Securities." The shares of the Company's common stock, par value $.001 per share (the "Common Stock"), issuable upon conversion of the Securities are hereinafter referred to as the "Underlying Stock." The Company also proposes to issue and sell to you warrants (the "Representative's Warrants") pursuant to the Representative's Warrant Agreement (the


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"Representative's Warrant Agreement") for the purchase of an additional
____shares of Common Stock. The Option Securities and shares of Common Stock issuable upon exercise of the Representative's Warrants are hereinafter referred to as the "Representative's Securities." The Firm Securities, Option Securities, the Representative's Warrants, the Representative's Securities and the Underlying Stock are more fully described in the Registration Statement and the Prospectus referred to below.

                  1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters as of the date hereof, and as of the Closing Date and the Option Closing Date, if any, as follows:

                         (a) The Company has prepared and filed with the
Securities and Exchange Commission (the "Commission") a registration statement, and an amendment or amendments thereto, on Form S-1 (No. 333-4262), including any related preliminary prospectus (the "Preliminary Prospectus"), for the registration of the Securities, the Representative's Securities and the Underlying Stock under the Securities Act of 1933, as amended (the "Act"), which registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Act, and the Regulations (as defined below) of the Commission under the Act. The Company will not file any other amendment thereto to which the Underwriters shall have objected in writing after having been furnished with a copy thereof. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of such time pursuant to paragraph (b) of Rule 430(A) of the Regulations), is hereinafter called the "Registration Statement," and the form of prospectus in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, is hereinafter called the "Prospectus." For purposes hereof, "Regulations" mean the rules and regulations adopted by the Commission under either the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable.

                         (b) Neither the Commission nor any state regulatory
authority has issued any order preventing or suspending the use of any Preliminary Prospectus, the Registration Statement or the Prospectus or any part thereof or the qualification of the Trustee, and no proceedings for a stop order suspending the effectiveness of the Registration Statement, any of the Company's securities or the qualification of the Trustee have been instituted, or, to the Company's knowledge, have been instituted or are pending or threatened. Each of the Preliminary Prospectus, the Registration Statement and the Prospectus at the time of filing thereof conformed in all material respects with the requirements of the Act, the Trust Indenture Act and the Regulations, and none of the Preliminary Prospectus, the Registration Statement or the Prospectus at the time of filing thereof contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements made in reliance upon and in conformity with written information

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furnished to the Company with respect to the Underwriters by or on behalf of the
Underwriters expressly for use in such Preliminary Prospectus, Registration Statement or Prospectus.

                         (c) When the Registration Statement becomes effective
and at all times subsequent thereto up to the Closing Date (as defined in Section 2(c) hereof) and each Option Closing Date (as defined in Section 2(b) hereof), if any, and during such longer period as the Prospectus may be required to be delivered in connection with sales by the Underwriters or a dealer, the Registration Statement and the Prospectus, as amended or supplemented as required, will contain all statements which are required to be stated therein in accordance with the Act, the Trust Indenture Act and the Regulations, and will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Regulations; neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that this representation and warranty does not apply to statements made or statements omitted in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Underwriter expressly for use in the Registration Statement or the Prospectus or any amendment thereof or supplement thereto.

                         (d) The Company and Medical Management, Inc. ("MMI")
have been duly organized and are validly existing as corporations in good standing under the laws of the respective states of their incorporation. The Company does not own or control, directly or indirectly, any corporation, partnership, trust, joint venture or other business entity other than the subsidiaries listed in Exhibit 21 of the Registration Statement. Each of the Company and MMI is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of any properties or the character of its operations require such qualification or licensing. Each of the Company and MMI has all requisite power and authority (corporate and other), and has obtained any and all necessary authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental or regulatory officials and bodies (including, without limitation, those having jurisdiction over environmental or similar matters), to own or lease its properties and conduct its business as described in the Prospectus; the Company and MMI are and have been doing business in compliance with all such authorizations, approvals, orders, licenses, certificates, franchises and permits and all federal, state, local and foreign laws, rules and regulations; and neither the Company nor MMI has received any notice of proceedings relating to the revocation or modification of any such authorization, approval, order, license, certificate, franchise, or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the business affairs, operations, properties, or results of operations of the Company and MMI, taken as a whole. The disclosures in the Registration Statement concerning the effects of federal, state, local, and foreign laws, rules and regulations on the Company's and MMI's businesses as currently conducted and as contemplated are correct in all material respects and

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do not omit to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made.

                         (e) The Company has a duly authorized, issued and
outstanding capitalization as set forth in the Prospectus under the headings "Capitalization" and "Description of Debentures" and will have the adjusted capitalization set forth therein on the Closing Date and the Option Closing Date, if any, based upon the assumptions set forth therein, and the Company is not a party to or bound by any instrument, agreement or other arrangement, including, but not limited to, any voting trust agreement, stockholders agreement or other agreement or instrument, affecting the securities or rights or obligations of securityholders of the Company or MMI or providing for either of them to issue any capital stock, rights, warrants, options or other securities, except for this Agreement, the Indenture, the Representative's Warrant Agreement and as described in the Prospectus. The Securities, the Representative's Warrants, the Representative's Securities and the Underlying Stock and all other securities issued or issuable by the Company or MMI conform or, when issued and paid for, will conform, in all material respects to all statements with respect thereto contained in the Registration Statement and the Prospectus. All issued and outstanding shares of capital stock of each of the Company and MMI have been duly authorized and validly issued and are fully paid and nonassessable. Except as disclosed in or contemplated by the Prospectus and the financial statements of the Company and the related notes thereto included in the Prospectus, neither the Company nor any subsidiary has outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock option, stock bonus and other stock plans or arrangements and the options or other rights granted and exercised thereunder as set forth in the Prospectus conforms in all material respects with the requirements of the Act. All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and the holders thereof have no rights of rescission with respect thereto and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company.

                         (f) The Debentures will be issued pursuant to the terms
and conditions of the Indenture, and the Indenture will conform to the description thereof contained in the Prospectus. The Debentures have been duly authorized and, when validly authenticated, issued, delivered and paid for in the manner contemplated by the Indenture, will be duly authorized, validly issued and outstanding obligations of the Company entitled to the benefits of the Indenture. The shares of Common Stock issuable upon conversion of the Debentures will, upon such issuance, be duly authorized, validly issued, fully paid and non-assessable, and the Company has duly authorized and reserved for issuance upon conversion of the Debentures the shares of Common Stock issuable upon such conversion. The Securities, the Representative's Warrants, the Representative's Securities and the Underlying Stock are not and will not be subject to any preemptive or other similar rights of any securityholder of the Company or MMI; the holders thereof will not be subject to any liability solely

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as such holders; all corporate action required to be taken for the authorization, issue and sale of the Securities, the Representative's Warrants, the Representative's Securities and the Underlying Stock has been duly and validly taken; and the certificates representing the Securities, the Representative's Warrants, the Representative's Securities and the Underlying Stock will be in due and proper form. Upon the issuance and delivery pursuant to the terms of this Agreement, the Indenture and the Representative's Warrant Agreement of the Securities, the Representative's Warrants and the Representative's Securities to be sold by the Company hereunder and thereunder, the Underwriters or the Representative; as the case may be, will acquire good and marketable title thereto free and clear of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity interest of any kind whatsoever.

                         (g) The financial statements of the Company and MMI,
together with the related notes and schedules thereto, included in the Registration Statement, each Preliminary Prospectus and the Prospectus fairly present the financial position, changes in stockholders' equity and the results of operations of the Company and MMI at the respective dates and for the respective periods to which they apply and such financial statements have been prepared in conformity with generally accepted accounting principles and the Regulations, consistently applied throughout the periods involved. There has been no material adverse change or development involving a material prospective change in the condition, financial or otherwise, or in the business, affairs, operations, properties, or results of operation of the Company and MMI taken as a whole whether or not arising in the ordinary course of business since the date of the financial statements included in the Registration Statement and the Prospectus and the outstanding debt, the property, both tangible and intangible, and the business of the Company and MMI taken as a whole conform in all respects to the descriptions thereof contained in the Registration Statement and the Prospectus. Financial information set forth in the Prospectus under the headings "Prospectus Summary -- Summary Financial Information," "Selected Financial Data," "Capitalization," and "Management's Discussion and Analysis of Financial Condition and Results of Operations," fairly present, on the basis stated in the Prospectus, the information set forth therein and have been derived from or compiled on a basis consistent with that of the audited financial statements included in the Prospectus.

                         (h) Each of the Company and MMI have (i) paid all
federal, state, local, franchise, and foreign taxes for which it is liable, including, but not limited to, withholding taxes and amounts payable under Chapters 21 through 24 of the Internal Revenue Code of 1986, as amended (the "Code"), and have furnished all information returns it is required to furnish pursuant to the Code, (ii) has established adequate reserves for such taxes which are not due and payable, and (iii) does not have any tax deficiency or claims outstanding, proposed or assessed against it.

                         (i) No transfer tax, stamp duty or other similar tax is
payable by or on behalf of the Underwriters or the Representative in connection with (i) the issuance by the Company of the Securities, the Representative's Warrants, the Representative's Securities and the Underlying Stock, (ii) the purchase by the Underwriters of the Securities from the Company and the purchase by the Representative of the Representative's Warrants or the Representative's

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Securities from the Company, (iii) the consummation by the Company of any of its obligations under this Agreement, the Indenture or the Representative's Warrant Agreement, or (iv) resales of the Securities in connection with the distribution contemplated hereby.

                         (j) Each of the Company and MMI maintains insurance
policies, including, but not limited to, general liability, property and product liability insurance and surety bonds which insures the Company and MMI and their respective professional staffs against such losses and risks generally insured against by comparable businesses. Neither the Company nor MMI (a) have failed to give notice or present any insurance claim with respect to any matter, including, but not limited to, the Company's or MMI's businesses, property or professional staff, under any insurance policy or surety bond in a due and timely manner, (B) have any disputes or claims against any underwriter of such insurance policies or surety bonds or have failed to pay any premiums due and payable thereunder, or (C) have failed to comply with all conditions contained in such insurance policies and surety bonds. There are no facts or circumstances under any such insurance policy or surety bond which would relieve any insurer of its obligation to satisfy in full any valid claim of the Company or any of the Subsidiaries.

                         (k) There is no action, suit, proceeding, inquiry,
arbitration, mediation, investigation, litigation or governmental proceeding (including, without limitation, those having jurisdiction over environmental or similar matters), domestic or foreign, pending or threatened against (or circumstances that may give rise to the same), or involving the properties or businesses of, the Company and MMI which (i) questions the validity of the capital stock of the Company and MMI, this Agreement, the Indenture, or the Representative's Warrant Agreement, or of any action taken or to be taken by the Company and MMI pursuant to or in connection with this Agreement, or the Indenture, or the Representative's Warrant Agreement, (ii) is required to be disclosed in the Registration Statement which is not so disclosed (and such proceedings as are summarized in the Registration Statement are accurately summarized in all material respects), or (iii) might materially and adversely affect the condition, financial or otherwise, or the business, affairs, position, stockholders' equity, operation, properties, or results of operations of the Company and MMI taken as a whole.

                         (l) The Company has the full legal right, corporate
power and authority to authorize, issue, deliver, and sell the Securities, the Representative's Warrants, the Representative's Securities and the Underlying Stock and to enter into this Agreement and the Representative's Warrant Agreement, and to consummate the transactions provided for in such agreements; and this Agreement, the Indenture and the Representative's Warrant Agreement have each been duly and properly authorized, executed, and delivered by the Company. Each of this Agreement, the Indenture and the Representative's Warrant Agreement constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with their respective terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable, and except as rights to indemnity or contribution may be limited by applicable law), and none of the

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Company's issue and sale of the Securities, the Representative's Warrants, the
Representative's Securities and the Underlying Stock execution, delivery or performance of this Agreement, the Indenture and the Representative's Warrant Agreement, their consummation of the transactions contemplated herein and therein, or the conduct by their and MMI of their businesses as described in the Registration Statement, the Prospectus, and any amendments or supplements thereto, conflicts with or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, or result in the creation or imposition of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever upon, any property or assets (tangible or intangible) of the Company or MMI pursuant to the terms of (i) the certificate of incorporation or by-laws of the Company or MMI, as amended and restated, (ii) any license, contract, indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note, loan or credit agreement or any other agreement or instrument to which the Company and MMI is a party or by which it is or may be bound or to which their properties or assets (tangible or intangible) is or may be subject, or any indebtedness, or (iii) any statute, judgment, decree, order, rule or regulation applicable to the Company or MMI of any arbitrator, court, regulatory body or administrative agency or other governmental agency or body (including, without limitation, those having jurisdiction over environmental or similar matters), domestic or foreign, having jurisdiction over the Company of any of their activities or properties.

                         (m) No consent, approval, authorization or order of,
and no filing with, any court, regulatory body, government agency or other body, domestic or foreign, is required for the issuance of the Securities pursuant to the Prospectus and the Registration Statement, the performance of this Agreement, the Indenture, the Representative's Warrant Agreement, and the transactions contemplated hereby and thereby, including without limitation, any waiver of any preemptive, first refusal or other rights that any entity or person may have for the issue and/or sale of any of the Securities, or the Representative's Warrants, except such as have been or may be obtained under the Act or may be required under state securities or Blue Sky laws in connection with the Underwriters' purchase and distribution of the Securities and the Representative's purchase of the Representative's Warrants.

                         (n) All executed agreements, contracts or other
documents or copies of executed agreements, contracts or other documents filed as exhibits to the Registration Statement to which the Company or MMI is a party or by which it may be bound or to which its assets, properties or businesses may be subject have been duly and validly authorized, executed and delivered by the Company or MMI, as the case may be, and constitute the legal, valid and binding agreements of the Company or MMI, as the case may be, enforceable against the Company or MMI, as the case may be, in accordance with their respective terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable, and except as rights to indemnity or contribution may be limited by applicable law). The descriptions in the Registration Statement of such agreements, contracts and other documents are accurate in all material respects and fairly present the information required to

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be shown with respect thereto by Form S-1, and there are no contracts or other documents which are required by the Act to be described in the Registration Statement or filed as exhibits to the Registration Statement which are not described or filed as required, and the exhibits which have been filed are complete and correct copies of the documents of which they purport to be copies.

                         (o) Since the respective dates as of which information
is given in the Registration Statement and Prospectus, and except as described in or specifically contemplated by the Prospectus, neither the Company nor MMI
(i) has incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any material verbal or written agreement or other transaction which is not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company or MMI;
(ii) has not sustained any material loss or interference with its business or properties from fire, flood, wind-storm, accident or other calamity, whether or not covered by insurance; (iii) has paid or declared any dividends or other distributions with respect to its capital stock, and neither the Company or MMI is in default in the payment of principal or interest on any outstanding debt obligations; (iv) has had any change in its capital stock (other than upon the sale of the Firm Securities, the Option Securities and the Representative's Firm Securities hereunder and upon the exercise of options and warrants described in the Registration Statement) of, or indebtedness material to, the Company or MMI (other than in the ordinary course of business); (v) has issued any securities or incurred any liability or obligation, primary or contingent, for borrowed money; or (vi) has experienced any material adverse change in the condition (financial or otherwise) of their respective businesses, properties, results of operations, or prospects.

                         (p) Except as disclosed in or specifically contemplated
by the Prospectus, (i) the Company and MMI had sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals and governmental authorizations to conduct its business as now conducted; (ii) the expiration of any trademarks, trade names, patent rights, copyrights, licenses, approvals or governmental authorizations would not have a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Company or MMI; (iii) the Company has no knowledge of any infringement by it or its subsidiaries of trademark, trade name rights, patent rights, copyrights, licenses, trade secret or other similar rights of others; and (iv) there is no claim being made against the Company or MMI regarding trademark, trade name, patent, copyright, license, trade secret or other infringement which could have a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Company.

                         (q) Neither the Company nor MMI is or with the giving
of notice or lapse of time or both, will be, in violation of or in default under its charter or By-laws, and no default exists in the due performance and observance of any term, covenant or condition of any license, contract, indenture, mortgage, installment sale agreement, lease, deed of trust, voting trust agreement, stockholders agreement, note, loan or credit agreement, or any other material agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company or MMI

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are parties or by which the Company or MMI may be bound or to which the property or assets (tangible or intangible) of the Company or MMI are subject or affected.

                         (r) To the Company's knowledge, there are no pending
investigations involving the Company or MMI by the U.S. Department of Labor, or any other governmental agency responsible for the enforcement of such federal, state, local, or foreign laws and regulations. There is no unfair labor practice charge or complaint against the Company or MMI pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or to its knowledge threatened against or involving the Company or MMI. No representation question exists respecting the employees of the Company or MMI. No collective bargaining agreement, or modification thereof is currently being negotiated by the Company or MMI. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company or MMI. No labor dispute with the employees of the Company or MMI exists or is imminent.

                         (s) Except as described in the Prospectus, neither the
Company nor MMI do not maintain, sponsor or contribute to any program or arrangement that is an "employee pension benefit plan, " an "employee welfare benefit plan," or a "multi-employer plan" as such terms are defined in Sections 3(2), 3(1) and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("ERISA Plans"). Neither the Company nor MMI maintains or contributes to a defined benefit plan, as defined in Section 3(35) of ERISA. No ERISA Plan (or any trust created thereunder) has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code, which could subject the Company or MMI to any tax penalty on prohibited transactions and which has not adequately been corrected. Each ERISA Plan is in compliance with all material reporting, disclosure and other requirements of the Code and ERISA as they relate to any such ERISA Plan. Determination letters have been received from the Internal Revenue Service with respect to each ERISA Plan which is intended to comply with Code Section 401(a), stating that such ERISA Plan and the attendant trust are qualified thereunder. Neither the Company nor MMI have never completely or partially withdrawn from a "multi-employer plan."

                         (t) None of the Company, nor MMI, nor any of their
employees, directors, stockholders, or affiliates (within the meaning of the Regulations) of any of the foregoing has taken or will take directly or indirectly, any action designed to or which has constituted or which might be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or the Underlying Stock.

                         (u) Each of the Company and MMI has good and marketable
title to, or valid and enforceable leasehold estates in, all items of real and personal property stated in the Prospectus to be owned or leased by it, free and clear of all liens, charges, claims, encumbrances, pledges, security interests, or other restrictions or equities of any kind whatsoever other than those referred to in the Prospectus and liens for taxes not yet due and payable.

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                         (v) Arthur Andersen LLP ("Arthur Andersen"), whose
report is filed with the Commission as a part of the Registration Statement, are independent certified public accountants as required by the Act and the Regulations.

                         (w) There are no claims, payments, arrangements or
understandings, whether oral or written, for services in the nature of a finder's or origination fee with respect to the sale of the Securities hereunder or any other arrangements, agreements, understandings, payments or issuance with respect to the Company, MMI, or any of their respective officers, directors, stockholders, employees or affiliates that may affect the Underwriters' compensation as determined by the Commission and the National Association of Securities Dealers, Inc. (the "NASD").

                         (x) The Securities and the Common Stock have been
approved for quotation on the American Stock Exchange, subject only to official notice of insurance.

                         (y) Each of the Company and MMI maintains a system of
internal accounting controls sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                         (z) Neither the Company, MMI, nor any of their
respective officers, employees, agents or any other person acting on behalf of the Company or MMI has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency (domestic or foreign) or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company or MMI (or assist the Company or MMI in connection with any actual or proposed transaction) which might subject the Company, MMI, or any other such person to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign). Each of the Company's and MMI's internal accounting controls are sufficient to cause the Company and MMI to comply with the Foreign Corrupt Practices Act of 1977, as amended.

                         (aa) Except as set forth in the Prospectus, no officer,
director or stockholder of the Company, MMI, or any "affiliate" or "associate" (as these terms are defined in Rule 405 promulgated under the Regulations) of any of the foregoing persons or entities has or has had, either directly or indirectly, (i) an interest in any person or entity which (A) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company or MMI, or (B) purchases from or sells or furnishes to

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the Company or MMI any goods or services, or (ii) a beneficiary interest in any contract or agreement to which the Company or MMI is a party or by which the Company or MMI may be bound or affected. Except as set forth in the Prospectus there are no existing agreements, arrangements, understandings or transactions, or proposed agreements, arrangements, understandings or transactions, between or among the Company, MMI, and any officer, director, principal shareholder (as such term is used in the Prospectus) of the Company, or any affiliate or associate of any of the foregoing persons or entities.

                         (ab) Neither the Company nor MMI intends to conduct
their respective businesses in a manner in which it would become an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

                         (ac) Any certificate signed by any officer of the
Company and delivered to the Underwriters or to the Underwriters' Counsel (as defined in Section 4(d) herein) shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

                         (ad) The minute books of each of the Company and MMI
have been made available to the Underwriters and contain a complete summary of all meetings and actions of the directors and stockholders of each of the Company and MMI, since the time of their respective incorporation, and reflect all transactions referred to in such minutes accurately in all material respects.

                         (ae) Neither the Company nor MMI has distributed nor
will distribute prior to the Closing Date any offering material in connection with the offering and sale of the Debentures in this offering other than the Prospectus, the Registration Statement and the other materials permitted by the Act. Except as described in the Prospectus, no holders of any securities of the Company or MMI or of any options, warrants or other convertible or exchangeable securities of the Company or MMI have the right to include any securities issued by the Company or MMI as part of the Registration Statement or to require the Company or MMI to file a registration statement under the Act and no person or entity holds any anti-dilution rights with respect to any securities of the Company or MMI.

                         (af) Each of the Company and MMI maintains insurance by
insurers of recognized financial responsibility of the types and in the amounts as are prudent, customary and adequate for the business in which it is engaged, including, but not limited to, insurance covering real and personal property owned or leased by the Company and MMI against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect. Neither the Company nor MMI has any reason to believe that they will not be able to renew existing insurance coverage with respect to their respective businesses as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their respective businesses, in either case, at a cost that would not have a material adverse effect on their respective financial conditions, operations, businesses, assets or properties. Neither the Company nor MMI has failed to file any claims, has any material disputes with their insurance company regarding any claims submitted under their insurance policies, or has failed to comply with all material provisions contained in its insurance policies.

                         (ag) The Company confirms as of the date hereof that it
is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported or incorporated by reference in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

                  2. Purchase, Sale and Delivery of the Securities and Representative's Warrants.

                         (a) On the basis of the representations, warranties,
covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter, severally and not jointly agrees to purchase from the Company that aggregate principal amount of Firm Securities set forth opposite the name of such Underwriter in Schedule A hereto at a price equal to 92% of the principal amount thereof, plus accrued interest, if any, from _________________, 1996 to the Closing Date, subject to such adjustment as the Representative in its discretion shall make to eliminate any fractional sales or purchases, plus any additional amount of Firm Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof.

                         (b) In addition, on the basis of the representations,
warranties, covenants and agreements, herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase all or any part of an additional $4,500,000 aggregate principal amount of Debentures at a price equal to 92% of the principal amount thereof. The option granted hereby will expire 45 days after (i) the date the Registration Statement becomes effective, if the Company has elected not to rely on Rule 430A under the Regulations, or (ii) the date of this Agreement if the Company has elected to rely upon Rule 430A under the Regulations, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Firm Securities upon notice by the Representative to the Company setting forth the aggregate principal amount of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for any such Option Securities. Any such time and date of delivery (an "Option Closing Date") shall be determined by the Representative, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Date, as hereinafter defined, unless otherwise agreed upon by the Representative and the Company. Nothing herein contained shall obligate the

Underwriters to exercise the over-allotment option described above. No Option Securities shall be delivered unless the Firm Securities shall be simultaneously delivered or shall theretofore have been delivered as herein provided.

                         (c) Payment of the purchase price for the Firm
Securities shall be made at the offices of National, 1001 Fourth Avenue, Suite 2200, Seattle, Washington, or at such other place as shall be agreed upon by the Representative and the Company. Such delivery and payment shall be made at 12:30 p.m. (New York time) on or at such other time and date as shall be agreed upon by the Representative and the Company, but no more than three (3) business days after the date hereof (such time and date of payment and delivery being herein called the "Closing Date"). In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above mentioned office of National or at such other place as shall be agreed upon by the Representative and the Company on each Option Closing Date as specified in the notice from the Representative to the Company. Delivery of the certificates for the Firm Securities and the Option Securities, if any, shall be made to the Underwriters against payment by the Underwriters, of the purchase price for the Firm Securities and the Option Securities, if any, to the order of the Company. In the event such option is exercised, each of the Underwriters, acting severally and not jointly, shall purchase that proportion of the total number of Option Securities then being purchased which the number of Firm Securities set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of Firm Securities, subject in each case to such adjustments as the Representative in their discretion shall make to eliminate any sales or purchases of fractional shares. Certificates for the Firm Securities and the Option Securities, if any, shall be in definitive, fully registered form, shall bear no restrictive legends and shall be in such denominations and registered in such names as the Underwriters may request in writing at least three (3) business days prior to Closing Date or the relevant Option Closing Date, as the case may be. The certificates for the Firm Securities and the Option Securities, if any, shall be made available to the Representative at such office or such other place as the Representative may designate for inspection, checking and packaging no later than 9:30 a.m. on the last business day prior to Closing Date or the relevant Option Closing Date, as the case may be.

                         (d) On the Closing Date, the Company shall issue and
sell to the Representative Representative's Warrants at a purchase price of [$ ] per warrant, which warrants shall entitle the holders thereof to purchase the Representative's Securities. The Representative's Warrants shall expire five (5) years after the effective date of the Registration Statement and shall be exercisable for a period of five (5) years commencing one (1) year from the effective date of the Registration Statement the exercise prices described in the first paragraph hereof. The Representative's Warrant Agreement and form of Warrant Certificate shall be substantially in the form filed as Exhibit 4.2 to the Registration Statement. Payment for the Representative's Warrants shall be made on the Closing Date.

                  3. Public Offering of the Firm Securities. As soon after the Registration Statement becomes effective as the Representative deem advisable, the Underwriters shall make a public offering of the Firm Securities (other than to residents of or in any jurisdiction in which qualification of the Firm Securities is required and has not become effective) at the price and upon the other terms set forth in the Prospectus. The Representative may from time to time increase or decrease the public offering price after distribution of the Firm Securities has been completed to such extent as the Representative, in its sole discretion deem advisable. The Underwriters may enter into one or more agreements as the Underwriters, in each of their sole discretion, deem advisable with one or more broker-dealers who shall act as dealers in connection with such public offering.

                  4. Covenants of the Company. The Company covenants and agrees with each of the Underwriters as follows:

                         (a) The Company shall use its best efforts to cause the
Registration Statement and any amendments thereto to become effective as promptly as practicable and will not at any time, whether before or after the effective date of the Registration Statement, file any amendment to the Registration Statement or supplement to the Prospectus or file any document under the Act or Exchange Act before termination of the offering of the Firm Securities by the Underwriters of which the Representative shall not previously have been advised and furnished with a copy, or to which the Representative shall have objected or which is not in compliance with the Act, the Exchange Act or the Regulations.

                         (b) As soon as the Company is advised or obtains
knowledge thereof, the Company will advise the Representative and confirm the notice in writing, (i) when the Registration Statement, as amended, becomes effective, if the provisions of Rule 430A promulgated under the Act will be relied upon, when the Prospectus has been filed in accordance with said Rule 430A and when any post-effective amendment to the Registration Statement becomes effective, (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding, suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, or the institution of proceedings for that purpose, (iii) of the issuance by the Commission or by any state securities commission of any proceedings for the suspension of the qualification of any of the Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, (iv) of the receipt of any comments from the Commission; and (v) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information. If the Commission or any state securities commission authority shall enter a stop order or suspend such qualification at any time, the Company will use its best efforts to obtain promptly the lifting of such order.

                         (c) The Company shall file the Prospectus (in form and
substance satisfactory to the Representative) in accordance with the requirements of the Act.

                         (d) The Company will give the Representative notice of
its intention to file or prepare any amendment to the Registration Statement

(including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Registered Securities which differs from the corresponding prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the Regulations), and will furnish the Representative with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement to which the Representative or Camhy Karlinsky & Stein LLP ("Underwriters' Counsel") shall reasonably object.

                         (e) The Company shall endeavor in good faith, in
cooperation with the Representative, at or prior to the time the Registration Statement becomes effective, to qualify the Registered Securities for offering and sale under the securities laws of such jurisdictions as the Representative may reasonably designate to permit the continuance of sales and dealings therein for as long as may be necessary to complete the distribution, and shall make such applications, file such documents and furnish such information as may be required for such purpose; provided, however, the Company shall not be required to qualify as a foreign corporation or become subject to service of process in any such jurisdiction. In each jurisdiction where such qualification shall be effected, the Company will, unless the Representative agree that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may reasonably be required by the laws of such jurisdiction to continue such qualification.

                         (f) During the time when a prospectus is required to be
delivered under the Act, the Company shall use all reasonable efforts to comply with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Registered Securities in accordance with the provisions hereof and the Prospectus, or any amendments or supplements thereto. If at any time when a prospectus relating to the Registered Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or Underwriters' Counsel, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act, the Company will notify the Representative promptly and prepare and file with the Commission an appropriate amendment or supplement in accordance with Section 10 of the Act, each such amendment or supplement to be satisfactory to Underwriters' Counsel, and the Company will furnish to the Underwriters copies of such amendment or supplement as soon as available and in such quantities as the Underwriters may request.

                         (g) As soon as practicable, but in any event not later
than 45 days after the end of the 12-month period beginning on the day after the end of the fiscal quarter of the Company during which the effective date of the

Registration Statement occurs (90 days in the event that the end of such fiscal quarter is the end of the Company's fiscal year), the Company shall make generally available to its securityholders (including Debenture holders), in the manner specified in Rule 158(b) of the Regulations, and to the Representative, an earnings statement which will be in the detail required by, and will otherwise comply with, the provisions of Section 11(a) of the Act and Rule 158(a) of the Regulations, which statement need not be audited unless required by the Act, covering a period of at least 12 consecutive months after the effective date of the Registration Statement.

                         (h) During a period of five (5) years after the date
hereof, the Company will furnish to its securityholders (including Debenture holders), as soon as practicable, annual reports (including financial statements audited by independent public accountants) and will deliver to the
Representative:

                                (i) concurrently with furnishing such quarterly
                  reports to its securityholders, statements of income of the Company for each quarter in the form furnished to the Company's stockholders;

                                (ii) concurrently with furnishing such annual
                  reports to its stockholders, a balance sheet of the Company as at the end of the preceding fiscal year, together with statements of operations, stockholders' equity, and cash flows of the Company for such fiscal year, accompanied by a copy of the certificate thereon of independent certified public accountants;

                                (iii) as soon as they are available, copies of
                  all reports (financial or other) mailed to stockholders;

                                (iv) as soon as they are available, copies of
                  all reports and financial statements furnished to or filed with the Commission, the Nasdaq National Market or any securities exchange;

                                (v) every press release and every material news
                  item or article of interest to the financial community in respect of the Company or MMI or their respective affairs which was released or prepared by or on behalf of the Company and MMI; and

                                (vi) any additional information of a public
                  nature concerning the Company and MMI (and any future subsidiaries) or their respective businesses which the Representative may reasonably request.

                  During such five-year period, if the Company has active subsidiaries, the foregoing financial statements will be on a consolidated basis to the extent that the accounts of the Company and its subsidiaries are consolidated, and will be accompanied by similar financial statements for any significant subsidiary which is not so consolidated.

                         (i) The Company will maintain a transfer agent (the
"Transfer Agent") and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for the Common Stock and the Representative's Warrants.

                         (j) The Company will furnish to the Representative or
on the Represen- tative's order, without charge, at such place as the Representative may designate, copies of each Preliminary Prospectus, the Registration Statement and any pre-effective or post-effective amendments thereto (two of which copies will be signed and will include all financial statements and exhibits), each Preliminary Prospectus, the Prospectus, and all amendments and supplements thereto, including any prospectus prepared after the effective date of the Registration Statement, in each case as soon as available and in such quantities as the Representative may reasonably request.

                         (k) The Company shall use its best efforts to cause its
officers, directors, stockholders or affiliates (within the meaning of the Regulations) not to take, directly or indirectly, any action designed to, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company.

                         (l) The Company shall apply the net proceeds from the
sale of the Securities substantially in the manner, and subject to the conditions, set forth under "Use of Proceeds" in the Prospectus.

                         (m) The Company shall timely file all such reports,
forms or other documents as may be required (including, but not limited to, a Form SR as may be required pursuant to Rule 463 under the Act) from time to time, under the Act, the Exchange Act, the Trust Indenture Act, and the Regulations, and all such reports, forms and documents filed will comply as to form and substance with the applicable requirements under the Act, the Exchange Act, and the Regulations.

                         (n) The Company shall cause the Securities to be quoted
on the American Stock Exchange and for a period of two (2) years from the date hereof shall use its best efforts to maintain the quotation of the Debentures and the Securities and the Common Stock to the extent outstanding.

                         (o) For a period of two (2) years from the Closing
Date, the Company shall furnish to the Representative, at the Company's sole expense, daily consolidated transfer sheets relating to the Debentures and the Common Stock.

                         (p) For a period of five (5) years after the effective
date of the Registration Statement the Company shall, at the Company's sole expense, take all necessary and appropriate actions to further qualify the Company's securities in all jurisdictions of the United States in order to permit secondary sales of such securities pursuant to the Blue Sky laws of those jurisdictions which do not require the Company to qualify as a foreign corporation or to file a general consent to service of process.

                         (q) The Company (i) prior to the effective date of the
Registration Statement, has filed a Form 8-A with the Commission providing for the registration of the Debentures and the Common Stock under the Exchange Act and (ii) as soon as practicable, will use its best efforts to take all necessary and appropriate actions to be included in Standard and Poor's Corporation Descriptions and Moody's OTC Manual and to continue such inclusion for a period of not less than five (5) years.

                         (r) The Company agrees that for a period of nine (9)
months following the effective date of the Registration Statement it will not, without the prior written consent of National, offer, issue, sell, contract to sell, grant any option for the sale of or otherwise dispose (i) the Option Securities, (ii) the Representative's Warrants, (iii) shares of Common Stock issued upon the exercise of currently outstanding warrants or options, (iv) shares of Common Stock issued in connection with the acquisition of businesses or entry into medical management agreements for terms of at least 5 years, (v) options for shares of Common Stock granted, or shares issued upon the exercise thereof, under any stock option plan in effect on the Closing Date, (vi) (A) options for shares of Common Stock granted, or shares issued upon the exercise thereof, pursuant to a stock option plan approved by the stockholders within such nine month period or (B) other options for shares of Common Stock, or shares issued on the exercise thereof, provided, however, that options for shares of Common Stock granted or shares issued upon the exercise thereof pursuant to this subsection (vi) shall not exceed 10% of the shares of Common Stock outstanding as of the date hereof and that such number of shares of Common Stock outstanding shall not include shares held in the treasury of the Company.

                         (s) Until the completion of the distribution of the
Registered Securities, neither the Company nor MMI shall, without the prior written consent of National or Underwriters' Counsel, issue, directly or indirectly issue any press release or other communication or hold any press conference with respect to the Company, MMI, their respective activities or the offering contemplated hereby, other than trade releases issued in the ordinary course of the Company's business consistent with past practices with respect to the Company's operations.

                         (t) For a period equal to the lesser of (i) five (5)
years from the date hereof, and (ii) the sale to the public of the Representative's Firm Securities, the Company will not take any action or actions which may prevent or disqualify the Company's use of Form S-1 (or other appropriate form) for the registration under the Act of the Representative's Securities and the Underlying Representative Stock, and for such period as any of the Debentures are outstanding, the Company will not take any action or actions which may cause the exemption from registration provided by Section 3(a)(9) of the Act (or any successor provision) to be unavailable for the conversion of the Debentures into Common Stock.

                         (u) The Company agrees that any and all future
transactions between the Company or MMI and their respective officers, directors, principal stockholders and the affiliates of the foregoing persons will be on terms no less favorable to the Company or MMI than could reasonably be obtained in arm's length transactions with independent third parties, and that any such transactions also be approved by a majority of the Company's or MMI's, as the case may be, outside independent directors disinterested in the transaction.

                         (v) The Company shall prepare and deliver, at the
Company's sole expense, to National within the one hundred and twenty (120) day period after the later of the effective date of the Registration Statement or the latest Option Closing Date, as the case may be, one bound volume containing all correspondence with regulatory officials, agreements, documents and all other materials in connection with the offering as requested by the Underwriters' Counsel.

                         (w) The Company shall not invest, or otherwise use the
proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

                  5. Payment of Expenses.

                         (a) The Company hereby agrees to pay on each of the
Closing Date and each Option Closing Date (to the extent not previously paid) all expenses and fees (other than fees of Underwriters' Counsel, except as provided in (iv) below) incident to the performance of the obligations of the Company under this Agreement and the Representative's Warrant Agreement, including, without limitation, (i) the fees and expenses of accountants and counsel for the Company, (ii) all costs and expenses incurred in connection with the preparation, duplication, printing, filing, delivery and mailing (including the payment of postage with respect thereto) of the Registration Statement and the Prospectus and any amendments and supplements thereto and the duplication, mailing (including the payment of postage with respect thereto) and delivery of this Agreement, the Agreement Among Underwriters, the Selected Dealers Agreement, the Powers of Attorney, and related documents, including the cost of all copies thereof and of the Preliminary Prospectuses and the Prospectus and any amendments thereof or supplements thereto supplied to the Underwriters and such dealers as the Underwriters may request, in quantities as hereinabove stated, (iii) the printing, engraving, issuance and delivery of the certificates representing the Securities and the Representative's Warrants, (iv) the qualification of the Securities, the Representative's Securities and the Underlying Stock under state or foreign securities or Blue Sky laws and determination of the status of such securities under legal investment laws, including the costs of printing and mailing the "Preliminary Blue Sky Memorandum," the "Supplemental Blue Sky Memorandum" and "Legal Investments Survey," if any, and reasonable disbursements and fees of counsel in connection therewith, (v) advertising costs and expenses, including but not limited to the costs and expenses incurred by the Company in connection with the "road show" (but not including costs and expenses incurred by the Representatives in connection with the "road show"), information meetings and presentations, bound volumes and prospectus memorabilia and "tombstone" advertisement expenses, (vi) fees and expenses of the transfer agent and registrar, (vii) the fees payable to the Commission, the NASD and the American Stock Exchange and (ix) the fees and expenses incurred in connection with the listing of the Securities, the Representative's Securities and the Underlying Stock on the American Stock Exchange and any other market or exchange.

                         (b) If this Agreement is terminated by the Underwriters
in accordance with the provisions of Section 6, Section 10(a) or Section 12, the Company shall reimburse and indemnify the Representative for all of its actual out-of-pocket expenses in an amount not to exceed $50,000, including the fees and disbursements of Underwriters' Counsel and all Blue Sky counsel fees and Blue Sky filing fees, less any amounts already paid pursuant to Section 5(c) hereof.

                         (c) The Company further agrees that, in addition to the
expenses payable pursuant to subsection (a) of this Section 5, it will pay to the Representative on the Closing Date by certified or bank cashier's check or, at the election of the Representative, by deduction from the proceeds of the offering contemplated herein a non-accountable expense allowance equal to two percent (2%) of the gross proceeds received by the Company from the sale of the Firm Securities, $35,000 of which has been paid to date. In the event the Representative elect to exercise the over-allotment option described in Section 2(b) hereof, the Company further agrees to pay to the Representative on the Option Closing Date (by certified or bank cashier's check or, at the Representative's election, by deduction from the proceeds of the offering) a non-accountable expense allowance equal to two percent (2%) of the gross proceeds received by the Company from the sale of the Option Securities.

                  6. Conditions of the Underwriters' Obligations. The obligations of the Underwriters hereunder shall be subject to the continuing accuracy of the representations and warranties of the Company herein as of the date hereof and as of the Closing Date and each Option Closing Date, if any, as if they had been made on and as of the Closing Date or each Option Closing Date, as the case may be; the accuracy on and as of the Closing Date or Option Closing Date, if any, of the statements of officers of the Company made pursuant to the provisions hereof; and the performance by the Company on and as of the Closing Date and each Option Closing Date, if any, of its covenants and obligations hereunder and to the following further conditions:

                         (a) The Registration Statement (including the Statement
of Eligibility and Qualification of the Trustee on Form T-1 (the "Form T-1")) shall have become effective not later than 5:00 p.m., New York City time, on the date prior to the date of this Agreement or such later date and time as shall be consented to in writing by the Representative, and, at Closing Date and each Option Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement (including the Form T-1) shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Underwriters' Counsel. If the Company has elected to rely upon Rule 430A of the Regulations, the price of the Firm Securities and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the Regulations within the prescribed time period, and prior to Closing Date the Company shall have provided evidence satisfactory to the Representative of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the Regulations.

                         (b) The Representative shall not have advised the
Company that the Registration Statement, or any amendment thereto, contains an untrue statement of fact which, in the Representative's opinion, is material, or omits to state a fact which, in the Representative's opinion, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the Prospectus, or any supplement thereto, contains an untrue statement of fact which, in the Representative's reasonable opinion, is material, or omits to state a fact which, in the Representative's reasonable opinion, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                         (c) On or prior to the Closing Date, the Underwriters
shall have received from Underwriters' Counsel such opinion or opinions with respect to the organization of the Company, the validity of the Securities, the Representative's Warrants, the Registration Statement, the Prospectus and other related matters as the Representative may request and Underwriters' Counsel shall have received from the Company such papers and information as they request to enable them to pass upon such matters.

                         (d) At Closing Date, the Underwriters shall have
received the favorable opinion of Zelnick, Morse, Rose & Lander, LLP, counsel to the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

                                (i) each of the Company and MMI (A) has been
                         duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, (B) is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of any properties or the character of its operations requires such qualification or licensing, and (C) to the best of such counsel's knowledge after due inquiry, has all requisite corporate power and authority and has obtained any and all necessary authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental or regulatory officials and bodies (including, without limitation, those having jurisdiction over environmental or similar matters), to own or lease its properties and conduct its business as described in the Prospectus;

                                (ii) the Company owns one hundred percent (100%)
                         of the outstanding capital stock of MMI free and clear of any liens, charges, claims, encumbrances, pledges, security interests, defects or other restrictions or equities of any kind whatsoever;

                                (iii) except as described in the Prospectus, and
                         to the best of such counsel's knowledge after due inquiry, neither the Company nor MMI owns an interest in any corporation, limited liability company, partnership, joint venture, trust or other business entity;

                                 (iv) the Company has a duly authorized, issued
                         and outstanding capitalization as set forth in the Prospectus, and any amendment or supplement thereto, under "Capitalization" and "Description of Debentures," and to the best of such counsel's knowledge after due inquiry, neither the Company nor MMI is a party to or bound by any instrument, agreement or other arrangement providing for it to issue any capital stock, rights, warrants, options or other securities, except for this Agreement, the Representative's Warrant Agreement, and as described in the Prospectus; the Securities, the Indenture, the Representative's Warrants, the Representative's Securities, the Underlying Stock, and all other securities issued or issuable by the Company or MMI conform in all material respects to the statements with respect thereto contained in the Registration Statement and the Prospectus; all issued and outstanding securities of the Company or MMI have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or MMI, to the best of such counsel's knowledge after due inquiry, similar contractual rights granted by the Company or MMI or applicable securities laws; the Debentures have been duly authorized and, when validly authenticated, issued, delivered and paid for in the manner contemplated by the Indenture, will be duly authorized, validly issued and outstanding obligations of the Company entitled to the benefits of the Indenture; the shares of Common Stock issuable upon conversion of the Debentures will, upon such issuance, be duly authorized, validly issued, fully paid and non-assessable; the Company has duly authorized and reserved for issuance upon conversion of the Debentures the shares of Common Stock issuable upon such conversion; the Securities, the Representative's Warrants, the Representative's Securities and the Underlying Stock to be sold by the Company hereunder, under the Indenture and under the Representative's Warrant Agreement are not and will not be subject to any preemptive or other similar rights of any securityholder of the Company or MMI; the holders thereof will not be subject to any liability solely as such holders; all corporate action required to be taken for the authorization, issue and sale of the Securities, the Representative's Warrants, the Representative's Securities and the Underlying Stock has been duly and validly taken; the certificates representing the Securities and the Representative's Warrants are in due and proper form; the Representative's Warrants constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment therefor, the number and type of securities of the Company called for thereby (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable, and except as rights to indemnity or contribution may be limited by applicable law); upon the issuance and delivery pursuant to this Agreement, the Indenture and the Representative's Warrant Agreement of the Securities, the Representative's Warrants and the Representative's Securities to be sold by the Company hereunder and thereunder, the Company will convey against payment therefore as provided herein, to the Underwriters or the Representative, as the case may be, good and marketable title thereto free and clear of all liens and other encumbrances;

                                (v) the Registration Statement (including the
                         Form T-1) is effective under the Act and the Indenture has been duly qualified under the Trust Indenture Act; if applicable, filing of all pricing information has been timely made in the appropriate form under Rule 430A, and no stop order suspending the use of the Preliminary Prospectus, the Registration Statement or Prospectus or any part of any thereof or suspending the effectiveness of the Registration Statement or the qualification of the Trustee has been issued and no proceedings for that purpose have been instituted or are pending or, to the best of such counsel's knowledge, threatened or contemplated under the Act or the Trust Indenture Act;

                                (vi) each of the Preliminary Prospectus, the
                         Registration Statement, and the Prospectus and the Indenture and any amendments or supplements thereto (other than the financial statements and other financial and statistical data included therein as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the Regulations;

                                 (vii) to the best of such counsel's knowledge
                         after due inquiry, (A) there are no agreements, contracts or other documents required by the Act or the Trust Indenture Act to be described in the Registration Statement and the Prospectus and filed as exhibits to the Registration Statement other than those described in the Registration Statement and the Prospectus and filed as exhibits thereto; (B) the descriptions in the Registration Statement and the Prospectus and any supplement or amendment thereto of contracts and other documents to which the Company or MMI is a party or by which either or them is bound are accurate in all material respects and fairly represent the information required to be shown by Form S-1; (C) there is not pending or threatened against the Company or MMI any action, arbitration, suit, proceeding, litigation, governmental or other proceeding (including, without limitation, those having jurisdiction over environmental or similar matters), domestic or foreign, against the Company or MMI which (x) is required to be disclosed in the Registration Statement which is not so disclosed (and such proceedings as are summarized in the Registration Statement are accurately summarized in all material respects), (y) questions the validity of the capital stock of the Company or MMI or this Agreement, the Indenture or the Representative's Warrant Agreement, or of any action taken or to be taken by the Company or MMI pursuant to or in connection with any of the foregoing; and (D) there is no action, suit or proceeding pending or threatened against the Company or MMI before any court or arbitrator or governmental body, agency or official in which there is a reasonable possibility of an adverse decision which may result in a material adverse change in the financial condition, business, affairs, stockholders' equity, operations, properties, business or results of operations of the Company or MMI, which could adversely affect the present or prospective ability of the Company to perform its obligations under this Agreement, the Indenture or the Representative's Warrant Agreement or which in any manner draws into question the validity or enforceability of this Agreement, the Indenture or the Representative's Warrant Agreement;

                                 (viii) the Company has the corporate power and
                         authority to enter into each of this Agreement, the Indenture and the Representative's Warrant Agreement and to consummate the transactions provided for herein and therein; and each of this Agreement, the Indenture and the Representative's Warrant Agreement has been duly authorized, executed and delivered by the Company; each of this Agreement, the Indenture and the Representative's Warrant Agreement, assuming due authorization, execution and delivery by each other party thereto, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable, and except as rights to indemnity or contribution may be limited by applicable law), and none of the Company's execution, delivery or performance of this Agreement, the Indenture and the Representative's Warrant Agreement, its consummation of the transactions contemplated herein or therein, or the conduct of its business as described in the Registration Statement, the Prospectus, and any amendments or supplements thereto conflicts with or result in any breach or violation of any of the terms or provisions of, or constitutes a default under, or will result in the creation or imposition of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever upon, any property or assets (tangible or intangible) of the Company or MMI pursuant to the terms of (A) the articles of incorporation or by-laws of the Company or MMI, as amended, (B) any license, contract, indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note, loan or credit agreement or any other agreement or instrument known to such counsel to which the Company or MMI is a party or by which either of them is bound, or (C) any federal, state or local statute, rule or regulation applicable to the Company or MMI or any judgment, decree or order known to such counsel of any arbitrator, court, regulatory body or administrative agency or other governmental agency or body (including, without limitation, those having jurisdiction over environmental or similar matters), domestic or foreign, having jurisdiction over the Company or MMI or any of their activities or properties;

                                (ix) no consent, approval, authorization or
                         order, and no filing with, any court, regulatory body, government agency or other body (other than such as may be required under federal securities or Blue Sky laws, as to which no opinion need be rendered) is required in connection with the issuance of the Securities, Representative's Warrants, the Representative's Securities or the Underlying Stock as contemplated by the Prospectus and the Registration Statement, the performance of the Agreement, the Indenture and the Representative's Warrant Agreement and the transactions contemplated hereby and thereby;

                                (x) to the best of such counsel's knowledge
                         after due inquiry, the properties and businesses of the Company and MMI conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus;

                                (xi) to the best knowledge of such counsel, and
                         except as disclosed in the Registration Statement and the Prospectus, neither the Company nor MMI is in breach of, or in default under, any term or provision of any license, contract, indenture, mortgage, installment sale agreement, deed of trust, lease, voting trust agreement, stockholders' agreement, note, loan or credit agreement or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company or MMI is a party or by which the Company or MMI is bound or to which the property or assets (tangible or intangible) of the Company or MMI is subject; and neither the Company nor MMI is in violation of any term or provision of its articles of incorporation or by-laws, as amended, and to the best of such counsel's knowledge after due inquiry, in violation of any franchise, license, permit, judgment, decree, order, statute, rule or regulation;

                                (xii) the statements in the Prospectus under
                         "Dividend Policy" and "Description of Debentures," have been reviewed by such counsel, and insofar as they refer to statements of law, descriptions of statutes, licenses, rules or regulations or legal conclusions, are correct in all material respects;

                                (xiii) the Securities and the Common Stock have
                         been approved for listing on the American Stock Exchange, subject only to official notice of issuance;

                                (xiv) to the best of such counsel's knowledge
                         and based upon a review of the outstanding securities and the contracts furnished to such counsel by the Company, no person, corporation, trust, partnership, association or other entity has the right to include and/or register any securities of the Company in the Registration Statement, require the Company to file any registration statement or, if filed, to include any security in such registration statement; and

                                (xv) the Company is not an "investment company"
                         or "promoter" or "principal underwriter" for or, to such counsel's knowledge, an "affiliated person" of, an "investment company" as such terms are defined in the 1940 Act.

                         (e) The Representative shall have received on the
Closing Date or the Option Closing Date, as the case may be, the opinion of Ruskin, Moscou, Evans & Faltishek, P.C., special counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) to the effect that:

                                (i) The business and professional activities
                         described in the Prospectus as being engaged in, or as proposed to be engaged in by the Company, MMI and GMMS (the "Regulated Business") can be undertaken in compliance in all material respects with all laws, rules and regulations applicable to healthcare providers, as such, or to practice support activities undertaken on behalf of healthcare providers (collectively, the "Healthcare Rules").

                                (ii) Except as disclosed in the Prospectus, such
                         counsel is not aware that any legislative or administrative body has under consideration any proposed Healthcare Rule the enactment of which, as currently proposed, would require the Company to make a material change in its operations or business strategy, each as described in the Prospectus.

                                (iii) The statements under the captions "Risk
                         Factors -- Government Regulation" and "Business -- Government Regulation" in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters or law, fairly summarize in all material respects the information called for with respect to such documents or matters.

                  In rendering such opinion, each such counsel may rely as to matters governed by the laws of states other than New York or Federal laws on local counsel in such jurisdictions, provided that in each case such counsel shall state that they believe that they and the Underwriters are justified in relying on such other counsel. In addition to the matters set forth above, (x) the opinion of Morse, Zelnick, Rose & Lander shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, at the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act) and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and
(ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements, schedules and statistical information therein); and (y) the opinion of Ruskin, Moscou, Evans & Faltishek, P.C. shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that the Company, MMI or GMMS is not operating in compliance in all material respects with all applicable Healthcare Rules. With respect to such statements, Morse, Zelnick, Rose & Lander and Messrs. Ruskin, Moscou, Evans & Faltishek, P.C. as the case may be, may state that their belief is based upon the procedures set forth therein (which procedures shall be reasonably acceptable to the Representatives and counsel for the Underwriters) but is otherwise without independent check and verification.

                         (f) On or prior to each of the Closing Date and the
Option Closing Date, if any, Underwriters' Counsel shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in subsection (c) of this Section 6, or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions of the Company herein contained.

                         (g) Prior to each of the Closing Date and each Option
Closing Date, if any, (i) there shall have been no material adverse change nor development involving a prospective change in the condition, financial or otherwise, prospects, stockholders' equity or the business activities of the Company or MMI, whether or not in the ordinary course of business, from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus; (ii) there shall have been no transaction, not in the ordinary course of business, entered into by the Company or MMI, from the latest date as of which the financial condition of the Company and MMI is set forth in the Registration Statement and Prospectus which is adverse to the Company and MMI taken as a whole; (iii) neither the Company nor MMI shall be in default under any provision of any instrument relating to any outstanding indebtedness which default has not been waived; (iv) neither the Company nor MMI shall have issued any securities (other than the Securities and the Representative's Warrants) or declared or paid any dividend or made any distribution in respect of its capital stock of any class and there has not been any change in the capital stock, or any material increase in the debt (long or short term) or liabilities or obligations of the Company or MMI (contingent or otherwise); (v) no material amount of the assets of the Company or MMI shall have been pledged or mortgaged, except as set forth in the Registration Statement and Prospectus;
(vi) no action, suit or proceeding, at law or in equity, shall have been pending or threatened (or circumstances developed giving rise to same) against the Company or MMI, or affecting any of their respective properties or businesses before or by any court or federal, state or foreign commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company or MMI, except as set forth in the Registration Statement and Prospectus; and (vii) no stop order shall have been issued under the Act and no proceedings therefor shall have been initiated, threatened or contemplated by the Commission.

                         (h) At each of the Closing Date and each Option Closing
Date, if any, the Underwriters shall have received a certificate of the Company signed on behalf of the Company by the principal executive officer of the Company, dated the Closing Date or Option Closing Date, as the case may be, to the effect that such executive has carefully examined the Registration Statement, the Prospectus, this Agreement, the Indenture and the Representative's Warrant Agreement, and that:

                                (i) The representations and warranties of the
                         Company in this Agreement, the Indenture and the Representative's Warrant Agreement are true and correct, as if made on and as of the Closing Date or the Option Closing Date, as the case may be, and the Company has complied with all agreements and covenants and satisfied all conditions contained in this Agreement, the Indenture and the Representative's Warrant Agreement on its part to be performed or satisfied at or prior to such Closing Date or Option Closing Date, as the case may be;

                                (ii) No stop order suspending the effectiveness
                         of the Registration Statement or any part thereof or the qualification of the Trustee has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best of each of such person's knowledge after due inquiry, are contemplated or threatened under the Act or the Trust Indenture Act;

                                (iii) The Registration Statement and the
                         Prospectus and, if any, each amendment and each supplement thereto, contain all statements and information required by the Act to be included therein, and none of the Registration Statement, the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and neither the Preliminary Prospectus or any supplement, as of their respective dates, thereto included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

                                (iv) Subsequent to the respective dates as of
                         which information is given in the Registration Statement and the Prospectus, (a) neither the Company nor MMI has incurred up to and including the Closing Date or the Option Closing Date, as the case may be, other than in the ordinary course of its business, any material liabilities or obligations, direct or contingent; (b) neither the Company nor MMI has paid or declared any dividends or other distributions on its capital stock; (c) neither the Company nor MMI has entered into any transactions not in the ordinary course of business; (d) there has not been any change in the capital stock or material increase in long-term debt or any increase in the short-term borrowings (other than any increase in the short-term borrowings in the ordinary course of business) of the Company or MMI, (e) neither the Company nor MMI has sustained any loss or damage to its property or assets, whether or not insured, (f) there is no litigation which is pending or threatened (or circumstances giving rise to same) against the Company or MMI or any affiliated party of either of the foregoing which is required to be set forth in an amended or supplemented Prospectus which has not been set forth, and (g) there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been set forth.

References to the Registration Statement and the Prospectus in this subsection
(g) are to such documents as amended and supplemented at the date of such certificate.

                         (i) By the Closing Date, the Underwriters will have
received clearance from the NASD as to the amount of compensation allowable or payable to the Underwriters.

                         (j) At the time this Agreement is executed, the
Underwriters shall have received a letter, dated such date, addressed to the Underwriters in form and substance satisfactory in all respects (including the non-material nature of the changes or decreases, if any, referred to in clause
(iii) below) to the Underwriters and Underwriters' Counsel, from Arthur
Andersen:

                                (i) confirming that they are independent
                         certified public accountants with respect to the Company within the meaning of the Act and the Exchange Act and the applicable Regulations;

                                (ii) stating that it is their opinion that the
                         financial statements and supporting schedules of the Company and MMI included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations thereunder and that the Representative may rely upon the opinion of Arthur Andersen with respect to the financial statements and supporting schedules included in the Registration Statement;

                                (iii) stating that, on the basis of a limited
                         review which included a reading of the latest available unaudited interim financial statements of the Company and MMI (with an indication of the date of the latest available unaudited interim financial statements), a reading of the latest available minutes of the stockholders and board of directors and the various committees of the board of directors of the Company and MMI, consultations with officers and other employees of the Company and MMI responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention which would lead them to believe that (A) the unaudited financial statements and supporting schedules of the Company and MMI, if any, included in the Registration Statement, do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations or are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements of the Company and MMI included in the Registration Statement, or (B) at a specified date not more than five (5) days prior to the effective date of the Registration Statement, there has been any change in the capital stock or material increase in long-term debt of the Company or MMI, or any material decrease in the stockholders' equity or net current assets or net assets of the Company as compared with amounts shown in
                         the [           , 1996], balance sheet included in the
                         Registration Statement, other than as set forth in or contemplated by the Registration Statement, or, if there was any change or decrease, setting forth the amount of such change or decrease;

                                (iv) stating that they have compared specific
                         dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company and MMI set forth in the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and/or MMI and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement; and

                                (v) statements as to such other material matters
                         incident to the transaction contemplated hereby as the Representative may reasonably request.

                         (k) At the Closing Date and each Option Closing Date,
if any, the Underwriters shall have received from Arthur Andersen a letter, dated as of the Closing Date or the Option Closing Date, as the case may be, to the effect that they reaffirm that statements made in the letter furnished pursuant to Subsection (i) of this Section 6, except that the specified date referred to shall be a date not more than five (5) days prior to Closing Date or the Option Closing Date, as the case may be, and, if the Company has elected to rely on Rule 430A of the Rules and Regulations, to the further effect that they have carried out procedures as specified in clause (v) of Subsection (i) of this
Section 6 with respect to certain amounts, percentages and financial information as specified by the Representative and deemed to be a part of the Registration Statement pursuant to Rule 430A(b) and have found such amounts, percentages and financial information to be in agreement with the records specified in such clause (v).

                         (l) On each of Closing Date and Option Closing Date, if
any, there shall have been duly tendered to the Representative for the several Underwriters' accounts the appropriate number of Securities.

                         (m) No order suspending the sale of the Securities in
any jurisdiction designated by the Representative pursuant to subsection (e) of
Section 4 hereof shall have been issued on either the Closing Date or the Option Closing Date, if any, and no proceedings for that purpose shall have been instituted or shall be contemplated.

                         (n) On or before the Closing Date, the Company shall
have executed and delivered to the Representative, (i) the Representative's Warrant Agreement, substantially in the form filed as Exhibit 4.2, to the Registration Statement, in final form and substance satisfactory to the Representative, and (ii) the Representative's Warrants in such denominations and to such designees as shall have been provided to the Company.

                         (o) On or before Closing Date, the Securities and the
shares of Common Stock shall have been duly approved for quotation on the American Stock Exchange.

                  If any condition to the Underwriters' obligations hereunder to be fulfilled prior to or at the Closing Date or the relevant Option Closing Date, as the case may be, is not so fulfilled, the Representative may terminate this Agreement or, if the Representative so elects, it may waive any such conditions which have not been fulfilled or extend the time for their fulfillment.

                  7. Indemnification.

                         (a) The Company agrees to indemnify and hold harmless
each of the Underwriters (for purposes of this Section 7, "Underwriters" shall include the officers, directors, partners, employees, agents and counsel of the Underwriters, including specifically each person who may be substituted for an Underwriter as provided in Section 11 hereof), and each person, if any, who controls the Underwriter ("controlling person") within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, from and against any and all loss, liability, claim, damage, and expense whatsoever (including, but not limited to, reasonable attorneys' fees and any and all reasonable expense whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation provided that the indemnified persons may not agree to any such settlement without the prior written consent of the Company), as and when incurred, arising out of, based upon or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus (as from time to time amended and supplemented); or
(B) in any application or other document or communication (in this Section 7 collectively called "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company in any jurisdiction in order to qualify the Registered Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, The American Stock Exchange or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in the light of the circumstances under which they were made), unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to any Underwriter by or on behalf of such Underwriter expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus, or any amendment thereof or supplement thereto, or in any application, as the case may be; or (ii) any breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement. The indemnity agreement in this subsection (a) shall be in addition to any liability which the Company may have at common law or otherwise.

                         (b) Each of the Underwriters agrees severally, but not
jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, and each other person, if any, who controls the Company, within the meaning of the Act, to the same extent as the foregoing indemnity from the Company to the Underwriters but only with respect to statements or omissions, if any, made in any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment thereof or supplement thereto or in any application made in reliance upon, and in strict conformity with, written information furnished to the Company with respect to any Underwriter by such Underwriter or the Representative expressly for use in such Preliminary Prospectus, the Registration Statement or Prospectus or any amendment thereof or supplement thereto or in any such application, provided that such written information or omissions only pertain to disclosures in the Preliminary Prospectus, the Registration Statement or Prospectus directly relating to the transactions effected by the Underwriters in connection with this Offering. The Company acknowledges that the statements with respect to the public offering of the Securities set forth under the heading "Underwriting" and the stabilization legend in the Prospectus have been furnished by the Underwriters expressly for use therein and constitute the only information furnished in writing by or on behalf of the Underwriters or the Representative for inclusion in the Prospectus.

                         (c) Promptly after receipt by an indemnified party
under this Section 7 of notice of the commencement of any action, suit or proceeding, such indemnified party shall, if a claim in respect thereof is to be made against one or more indemnifying parties under this Section 7, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise or which it may have under this Section 7, except to the extent that it has been prejudiced in any material respect by such failure). In case any such action is brought against any indemnified party, and it notifies an indemnifying party or parties of the commencement thereof, the indemnifying party or parties will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action at the expense of the indemnifying party, (ii) the indemnifying parties shall not have employed counsel reasonably satisfactory to such indemnified party to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of one additional counsel shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Anything in this Section 7 to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

                         (d) In order to provide for just and equitable
contribution in any case in which (i) an indemnified party makes claim for indemnification pursuant to this Section 7, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of this Section 7 provide for indemnification in such case, or (ii) contribution under the Act may be required on the part of any indemnified party, then each indemnifying party shall contribute to the amount paid as a result of such losses, claims, damages, expenses or liabilities (or actions in respect thereof) (A) in such proportion as is appropriate to reflect the relative benefits received by each of the contributing parties, on the one hand, and the party to be indemnified on the other hand, from the offering of the Securities, or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each of the contributing parties, on the one hand, and the party to be indemnified on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. In any case where the Company is a contributing party and the Underwriters are the indemnified party, the relative benefits received by the Company on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Registered Securities (before deducting expenses other than underwriting discounts and commissions) bear to the total underwriting discounts received by the Underwriters hereunder, in each case as set forth in the table on the Cover Page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to above in this subdivision (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subdivision (d) the Underwriters shall not be required to contribute any amount in excess of the underwriting discount applicable to the Securities purchased by the Underwriters hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls the Company within the meaning of the Act, each officer of the Company who has signed the Registration Statement, and each director of the Company shall have the same rights to contribution as the Company, subject in each case to this subparagraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect to which a claim for contribution may be made against another party or parties under this subparagraph (d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have hereunder or otherwise than under this subparagraph (d), or to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may have at common law or otherwise.

                  8. Representations and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto, shall be deemed to be representations, warranties and agreements of the Company at the Closing Date and the Option Closing Date, as the case may be, and such representations, warranties and agreements of the Company and the respective indemnity and contribution agreements contained in Section 7 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter, the Company, any controlling person of either the Underwriter or the Company, and shall survive termination of this Agreement or the issuance and delivery of the Securities to the Underwriters and the Representative, as the case may be.

                  9. Effective Date.

                         (a) This Agreement shall become effective at 10:00
a.m., New York City time, on the date hereof. For purposes of this Section 9, the Securities to be purchased hereunder shall be deemed to have been so released upon the earlier of dispatch by the Representative of telegrams to securities dealers releasing such Securities for offering or the release by the Representative for publication of the first newspaper advertisement which is subsequently published relating to the Securities.

                  10. Termination.

                         (a) Subject to subsection (b) of this Section 10, the
Representative shall have the right to terminate this Agreement, (i) if any domestic or international event or act or occurrence has disrupted, or in the Representative's reasonable opinion will in the immediate future disrupt the financial markets; or (ii) any material adverse change in the financial markets shall have occurred; or (iii) if trading on the New York Stock Exchange, the American Stock Exchange, or in the over-the-counter market shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required on the over-the-counter market by the NASD or by order of the Commission or any other government authority having jurisdiction; or (iv) if the United States shall have become involved in a war or major hostilities, or if there shall have been an escalation in an existing war or major hostilities or a national emergency shall have been declared in the United States; or (v) if a banking moratorium has been declared by a state or federal authority; or (vi) if the Company shall have sustained a loss material or substantial to the Company by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Representative's opinion, make it inadvisable to proceed with the delivery of the Securities; or (viii) if there shall have been such a material adverse change in the prospects or conditions of the Company or MMI, or such material adverse change in the general market, political or economic conditions, in the United States or elsewhere as in the Representative's judgment would make it inadvisable to proceed with the offering, sale and/or delivery of the Registered Securities.

                         (b) If this Agreement is terminated by the
Representative in accordance with any of the provisions of Section 6, Section 10(a) or Section 12, the Company shall promptly reimburse and indemnify the

Underwriters pursuant to Section 5(b) hereof. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement (including, without limitation, pursuant to Sections 6, 10, 11 and 12 hereof), and whether or not this Agreement is otherwise carried out, the provisions of Section 5 and Section 7 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

                  11. Substitution of the Underwriters. If one or more of the Underwriters shall fail (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 6, Section 10 or
Section 12 hereof) to purchase the Securities which it or they are obligated to purchase on such date under this Agreement (the "Defaulted Securities"), the Representative shall have the right, within 24 hours thereafter, to make arrangement for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

                         (a) if the number of Defaulted Securities does not
exceed 10% of the total number of Firm Securities to be purchased on such date, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                         (b) if the number of Defaulted Securities exceeds 10%
of the total number of Firm Securities, this Agreement shall terminate without liability on the part of any non-defaulting Underwriters.

                  No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of any default by such Underwriter under this Agreement.

                  In the event of any such default which does not result in a termination of this Agreement, the Representative shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

                  12. Default by the Company. If the Company shall fail at the Closing Date or any Option Closing Date, as applicable, to sell and deliver the number of Securities which it is obligated to sell hereunder on such date, then this Agreement shall terminate (or, if such default shall occur with respect to any Option Securities to be purchased on an Option Closing Date, the Underwriters may at the Representative's option, by notice from the Representative to the Company, terminate the Underwriters' obligation to purchase Option Securities from the Company on such date) without any liability on the part of any non-defaulting party other than pursuant to Section 5,
Section 7 and Section 10 hereof. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

                  13. Notices. All notices and communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative, c/o National Securities Corporation, 1001 Fourth Avenue, Suite 2200, Seattle, Washington 98154, Attention: Steven Rothstein, with a copy, which shall not constitute notice, to Camhy Karlinsky & Stein LLP, 1740 Broadway, 16th Floor, New York, New York 10019, Attention: Alan I. Annex, Esq. Notices to the Company shall be directed to the Company at Complete Management, Inc., 254 West 31st Street, New York, New York 10001, Attention: Steven M. Rabinovici, with a copy, which shall not constitute notice, to Morse, Zelnick, Rose & Lander, LLP, 450 Park Avenue, Suite 902, New York, New York 10022, Attention: Stephen A. Zelnick, Esq.

                  14. Parties. This Agreement shall inure solely to the benefit of and shall be binding upon the Underwriters, the Company and the controlling persons, directors and officers referred to in Section 7 hereof and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

                  15. Construction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to the choice of law or conflict of laws principles.

                  16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall be deemed to be one and the same instrument.

                  17. Entire Agreement; Amendments. This Agreement and the Representative's Warrant Agreement constitute the entire agreement of the parties hereto and supersede all prior written or oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended except in a writing, signed by the Representative and the Company.

                  If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                    Very truly yours,

                                    COMPLETE MANAGEMENT, INC.

                                    By:_____________________________________

                                           Name:
                                           Title:

CONFIRMED AND ACCEPTED AS OF
THE DATE FIRST ABOVE WRITTEN:

NATIONAL SECURITIES CORPORATION

By:__________________________________
     Name:
     Title:

For themselves and as Representative of the Underwriters named in Schedule A hereto.

                                   SCHEDULE A

                                                      Number of
                                                      Firm Securities to be
      Name of Underwriters                            Purchased
      --------------------                            ---------

National Securities Corporation










         TOTAL.......................................................





                                    EXH. A-1